Commercial Metrics Overview August 6, 2019 Exhibit 99.2

Commercial Metrics Overview ZILRETTA® net sales of $17.0 million in the second quarter of 2019 We have called on almost all of our 4,400 target accounts 2,733 accounts have purchased ZILRETTA, as of June 30, 2019; up from 2,247, as of March 31, 2019 2,004 accounts have re-ordered ZILRETTA (73% of accounts that had purchased), as of June 30, 2019; up from 1,601 accounts that had re-ordered ZILRETTA (71% of accounts that had purchased) as of March 31, 2019

ZILRETTA Net Sales Quarterly Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies.

Distribution of Accounts by ZILRETTA Purchases Cumulative Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies.

Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies. Distribution of ZILRETTA Purchases by Accounts Cumulative

ZILRETTA Purchases by New and Existing Accounts Cumulative Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies; accounts purchase ZILRETTA directly from these specialty distributors and pharmacies.